January 31, 2006

Fortissimo Acquisition Corp.
14 Hamelacha Street
Park Afek, Rosh Ha’ayin 48091 Israel

EarlyBirdCapital, Inc.
275 Madison Avenue
Suite 1203
New York, New York 10016

Re: Initial Public Offering

Gentlemen:

The undersigned stockholder and special advisor of Fortissimo Acquisition Corp. (“Company”), in consideration of EarlyBirdCapital, Inc. (“EBC”) entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 11 hereof):

1.
If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all Insider Shares owned by him in accordance with the majority of the votes cast by the holders of the IPO Shares.

2.
In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), the undersigned will vote all Insider Shares owned by him in favor of the Company’s decision to liquidate. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund (as defined in the Letter of Intent) and any remaining net assets of the Company as a result of such liquidation with respect to his Insider Shares (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

3.
The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to EBC that the business combination is fair to the Company’s stockholders from a financial perspective.

4.
Neither the undersigned, any member of the family of the undersigned, nor any affiliate (“Affiliate”) of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination. The undersigned shall also be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

5.
Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

6.
The undersigned will escrow all Insider Shares for the three year period commencing on the Effective Date subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

7.
The undersigned’s biographical information furnished to the Company and EBC and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s Questionnaire furnished to the Company and EBC and annexed as Exhibit B hereto is true and accurate in all respects. The undersigned represents and warrants that:

Fortissimo Acquisition Corp.
EarlyBirdCapital, Inc.
January 31, 2006

a.
he is not subject to, or a respondent in, any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

b.
he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

c.
he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

8.	The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement.
9.
The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to EBC and its legal representatives or agents (including any investigative search firm retained by EBC) any information they may have about the undersigned’s background and finances (“Information”). Neither EBC nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

10.
This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Proskauer Rose LLP as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and EBC and appoint a substitute agent acceptable to each of the Company and EBC within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

11.
As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO; and (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO.

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Fortissimo Acquisition Corp.
EarlyBirdCapital, Inc.
January 31, 2006

/s/ Michael Chill
Michael Chill

EXHIBIT A

INSIDER BIOGRAPHY (AS INCLUDED IN S-1)

Michael Chill is currently the Head of Direct Investments at Paramount BioCapital, Inc. and has been in that position since July 2005. Mr. Chill’s focus has been on emerging growth companies within the high tech sector. From July 2003 to April 2005, Mr. Chill served as a Portfolio Analyst for Vertical Ventures (now Iroquois Capital), a New York based investment firm specializing in structured direct investments in public companies. From May 2001 to July 2003, Mr. Chill acted as an independent consultant for high tech companies, venture capital firms and hedge funds. From February 2000 to April 2001, Mr. Chill served as the Chief Executive Officer and Managing Director of the Investment Banking Group of Jerusalem Global, an investment banking and venture capital firm. From March 1998 to February 2000, Mr. Chill was a Managing Director of the Technology Investment Banking Group of Gruntal & Company. From 1995 to 1998, Mr. Chill was a Vice President of Investment Banking for Hampshire Securities, a company subsequently acquired by Gruntal & Company. Mr. Chill serves on the board of directors of Ulticom Inc., a Nasdaq National Market listed provider of service enabling signaling software for fixed, mobile, and Internet communications, and BluePhoenix Solutions Ltd., a Nasdaq National Market listed developer and marketer of IT products and solutions Mr. Chill received a B.S. in Accounting from Yeshiva University and an M.B.A. in Finance and Management from Columbia Business School.

EXHIBIT B

INSIDER D&O QUESTIONNAIRE